Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated September 26, 2014, relating to the consolidated financial statements of Truett-Hurst, Inc., which appear in the Annual Report on Form 10-K of Truett-Hurst, Inc. for the year ended June 30, 2014. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

Santa Rosa, California October 6, 2014